UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2020

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
                (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement.

On or about December 21, 2020, GCIC CLO II LLC (the “GCIC 2018 Issuer”), an indirect subsidiary of Golub Capital BDC, Inc. (the “Company”), is expected to enter into a supplemental indenture (the “Supplemental Indenture”) to amend the $908.2 million term debt securitization acquired by the Company as part of its acquisition of Golub Capital Investment Corporation, a Maryland corporation, in September 2019 (the “GCIC 2018 Debt Securitization”).

The Supplemental Indenture is expected to amend the GCIC 2018 Debt Securitization to, among other things, (a) refinance the issued Class A-2 notes issued by the GCIC 2018 Issuer (the “GCIC 2018 Notes”) by redeeming in full the $38.5 million of Class A-2 GCIC 2018 Notes and issuing new Class A-2-R GCIC 2018 Notes in an aggregate principal amount of $38.5 million that will bear interest at a rate of 2.498%, which is a decrease from the rate of 4.665% of the current Class A-2 GCIC 2018 Notes and (b) provide for a non-call period, during which the Class A-2-R GCIC 2018 Notes cannot be redeemed, from the date of the Supplemental Indenture to but excluding June 21, 2021. The Company’s wholly-owned direct subsidiary, GCIC CLO II Depositor LLC, is and will remain the sole owner of the equity of the GCIC 2018 Issuer.

The Class A-2-R GCIC 2018 Notes offered in the refinancing of the GCIC 2018 Debt Securitization will be issued by and will be secured obligations of the GCIC 2018 Issuer. The other material terms of the GCIC 2018 Debt Securitization will be unchanged. As previously disclosed, the pool of loans in the GCIC 2018 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

The description above is only a summary of the material provisions of the Supplemental Indenture.

Item 7.01.    Regulation FD Disclosure.

The pricing terms of the refinanced GCIC 2018 Notes and the expected closing of the Supplemental Indenture are expected to be publicly disclosed on December 15, 2020. The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: December 15, 2020	By: /s/ Ross A. Teune__________________
Name: Ross A. Teune
Title: Chief Financial Officer